Exhibit 99.4

UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED

FINANCIAL INFORMATION

The following unaudited pro forma combined condensed consolidated balance sheet as of December 31, 2007 and pro forma combined condensed consolidated statements of operations for the period from November 15, 2006 through December 31, 2006 and the years ended December 31, 2006 and December 31, 2007 have been developed by applying pro forma adjustments to NCO’s, SST’s and OSI’s historical audited consolidated financial statements. The unaudited pro forma combined condensed consolidated balance sheet as of December 31, 2007 gives effect to the acquisitions of OSI and SST as if they had occurred on December 31, 2007. The unaudited pro forma combined condensed consolidated statement of operations for the year ended December 31, 2007 gives effect to the acquisitions of SST and OSI as if they had occurred on January 1, 2007. The unaudited pro forma combined condensed consolidated statement of operations for the period from November 15, 2006 through December 31, 2006 gives effect to the combination of NCO and SST for the period in 2006 when they were under common control, assuming NCO is the predecessor company. The unaudited pro forma combined condensed consolidated statement of operations for the year ended December 31, 2006 gives effect to the combination of NCO and SST for the period in 2006 when they were under common control, assuming SST is the predecessor company.

On January 2, 2008, we acquired SST, a third-party consumer receivable servicer. Prior to the acquisition, SST was a wholly-owned subsidiary of JPM. JPM also wholly owns OEP which, as described above, has had a controlling interest in us since the Transaction on November 15, 2006.

We have taken the position that NCO is the predecessor company prior to November 15, 2006 due to the relative size and management control of the respective companies. However, we understand that generally, the company acquired first by the common owner is considered the predecessor company, which would result in a change in reporting entity. We are currently corresponding with the SEC to obtain their concurrence with our position. As such, we have included two versions of the pro forma combined condensed consolidated statement of operations for the year ended December 31, 2006. One version presents NCO as the predecessor company and one version presents SST as the predecessor company.

Assumptions underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with this unaudited pro forma combined condensed consolidated financial statement.

The unaudited pro forma adjustments are based upon available information and certain assumptions that we believe are reasonable under the circumstances. The unaudited pro forma condensed consolidated financial information is presented for informational purposes only. The unaudited pro forma combined condensed consolidated financial information does not purport to represent what our results of operations would have been had the SST acquisition or OSI acquisition actually occurred on the date(s) indicated and it does not purport to project our results of operations for any future period. All pro forma adjustments and their underlying assumptions are described more fully in the notes to our unaudited pro forma combined condensed consolidated statement of operations.

As it relates to SST, SFAS 141 states that a “business combination” excludes transfers of net assets or exchanges of equity interests between entities under common control. SFAS 141 also states that transfers of net assets or exchanges of equity interests between entities under common control should be accounted for similar to the pooling-of-interests method (“as-if pooling-of-interests”) in that the entity that receives the net assets or the equity interests initially recognizes the assets and liabilities transferred at their carrying amounts in the accounts of the transferring entity at the date of transfer. Since we were under common control with SST at the time of the SST acquisition, the transfer of assets and liabilities of SST were accounted for at historical cost in a manner similar to a pooling of interests. However, the SEC staff has indicated that, in “as-if pooling-of-interests” accounting, the financial statements of the previously separate entities should not be combined for periods prior to the date that common control was established. For financial accounting purposes, the acquisition is viewed as a change in reporting entity and, as a result, requires restatement of our financial statements for all periods subsequent to November 15, 2006, the date of the Transaction and the date at which common control of us and SST by JPM commenced.

On February 29, 2008, we acquired OSI, a leading provider of business processing outsourcing services, specializing in accounts receivable collections. The OSI acquisition is accounted for by using the purchase method of accounting in accordance with SFAS 141. The purchase price allocation is based on preliminary allocations of purchase price and includes adjustments for estimated fair value of identifiable intangible assets.

NCO GROUP, INC.

Pro Forma Combined Condensed Consolidated Balance Sheet

December 31, 2007

(Unaudited)

(Amounts in thousands)

	NCO Historical	SST Historical	NCO/SST Combined	OSI Historical	Acquisition Adjustments(1)		Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$27,136	$4,147	$31,283	$40,712	$14,855	(2)	$86,850
Accounts receivable, trade, net	153,929	30,439	184,368	46,730	—		231,098
Purchased accounts receivable, current portion, net	72,617	—	72,617	2,167	—		74,784
Deferred income taxes	16,451	(172)	16,279	12,646	—		28,925
Prepaid expenses and other current assets	31,470	349	31,819	8,902	—		40,721

Total current assets	301,603	34,763	336,366	111,157	14,855		462,378
Funds held on behalf of clients
Property and equipment, net	120,214	14,245	134,459	19,027	—		153,486
Other assets:
Goodwill	614,744	—	614,744	74,481	122,544	(3)	811,769
Trade names	96,613	—	96,613	6,469	1,834	(3)	104,916
Customer relationships and other intangible assets, net	280,102	—	280,102	10,055	98,252	(3)	388,409
Purchased accounts receivable, net of current portion	172,968	—	172,968	738	—		173,706
Other assets	42,395	351	42,746	6,018	6,750	(4)	55,514

Total other assets	1,206,822	351	1,207,173	97,761	229,380		1,534,314

Total assets	$1,628,639	$49,359	$1,677,998	$227,945	$244,235		$2,150,178

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Long-term debt, current portion	$24,644	$—	$24,644	$—	$1,404	(5)	$26,048
Accounts payable	18,891	2,566	21,457	5,748	—		27,205
Accrued expenses	90,379	4,726	95,105	41,133	18,129	(6)	154,367
Accrued compensation and related expenses	32,689	—	32,689	16,213	—		48,902

Total current liabilities	166,603	7,292	173,895	63,094	19,533		256,522
Funds held on behalf of clients
Long-term liabilities:
Long-term debt, net of current portion	903,052	—	903,052	108,436	29,160	(5)	1,040,648
Deferred income taxes	127,044	(641)	126,403	(6,411)	30,092	(7)	150,084
Other long-term liabilities	17,655	—	17,655	36,661	(18,385	)(8)	35,931
Minority interest	48,948	—	48,948	—	—		48,948
Stockholders’ equity:
Preferred stock	14	—	14	—	8	(9)	22
Common stock	22	—	22	40	(30	)(9)	32
Additional paid-in capital	396,407	121,682	518,089	31,326	178,656	(9)	728,071
Other comprehensive income	2,835	—	2,835	—	—		2,835
Accumulated deficit	(33,941)	(78,974)	(112,915)	(5,201)	5,201	(9)	(112,915)

Total stockholders’ equity	365,337	42,708	408,045	26,165	183,835		618,045

Total liabilities and stockholders’ equity	$1,628,639	$49,359	$1,677,998	$227,945	$244,235		$2,150,178

See accompanying notes to Pro Forma Combined Condensed Consolidated Financial Statements.

NCO GROUP, INC.

Pro Forma Combined Condensed Consolidated Statement of Operations

For the Year Ended December 31, 2007

(Unaudited)

(Amounts in thousands)

	NCO Historical	SST Historical(10)	NCO/SST Combined	OSI Historical(11)	Acquisition Adjustments		Pro Forma
Revenues	$1,215,447	$69,983	$1,285,430	$411,749	$—		$1,697,179
Operating costs and expenses:
Payroll and related expenses	645,106	35,305	680,411	196,256	—		876,667
Selling, general and administrative expenses	422,094	36,726	458,820	178,813	—		637,633
Depreciation and amortization expense	97,254	5,095	102,349	11,365	14,646	(12)	128,360
Impairment of intangibles	—	—	—	10,892	(10,892	)(12)	—
Restructuring charge	—	—	—	7,095	—		7,095

Total operating costs and expenses	1,164,454	77,126	1,241,580	404,421	3,754		1,649,755

Income (loss) from operations	50,993	(7,143)	43,850	7,328	(3,754)		47,424
Other income (expense):
Interest and investment income	2,047	603	2,650	1,398	—		4,048
Interest expense	(95,034)	(260)	(95,294)	(15,906)	(4,422	)(13)	(115,622)
Other income (expense)	3,282	421	3,703	(2,853)	2,561	(14)	3,411

	(89,705)	764	(88,941)	(17,361)	(1,861)		(108,163)

Loss before income tax expense	(38,712)	(6,379)	(45,091)	(10,033)	(5,615)		(60,739)
Income taxes	(14,071)	(2,033)	(16,104)	560	(5,688	)(15)	(21,232)

Loss before minority interest	(24,641)	(4,346)	(28,987)	(10,593)	73		(39,507)
Minority interest	(2,735)	—	(2,735)	(913)	—		(3,648)

Net loss	$(27,376)	$(4,346)	$(31,722)	$(11,506)	$73		$(43,155)

See accompanying notes to Pro Forma Combined Condensed Consolidated Financial Statements.

NCO GROUP, INC.

Pro Forma Combined Condensed Consolidated Statement of Operations

For the Period from November 15, 2006 through December 31, 2006

(Unaudited)

(Amounts in thousands)

		SST(16)	NCO/SST Combined Pro Forma
	NCO Historical
Revenue	$140,296	$5,917	$146,213
Operating costs and expenses:
Payroll and related expenses	76,611	2,595	79,206
Selling, general and administrative expenses	47,777	1,898	49,675
Depreciation and amortization expense	11,548	528	12,076
Impairment of intangibles	—	69,898	69,898

Total operating costs and expenses	135,936	74,919	210,855

Income (loss) from operations	4,360	(69,002)	(64,642)
Other income (expense):
Interest and investment income	300	44	344
Interest expense	(14,958)	(20)	(14,978)
Other income (expense)	113	(7)	106

	(14,545)	17	(14,528)

Loss before provision for income taxes	(10,185)	(68,985)	(79,170)
Income tax expense (benefit)	(3,777)	400	(3,377)

Loss before minority interest	(6,408)	(69,385)	(75,793)
Minority interest	(157)	—	(157)

Net loss	$(6,565)	$(69,385)	$(75,950)

See accompanying notes to Pro Forma Combined Condensed Consolidated Financial Statements.

NCO GROUP, INC.

Pro Forma Combined Condensed Consolidated Statement of Operations

For the Year Ended December 31, 2006

(Unaudited)

(Amounts in thousands)

	SST Historical	NCO (17)	SST/NCO Combined
Revenue	$60,643	$140,296	$200,939
Operating costs and expenses:
Payroll and related expenses	32,022	76,611	108,633
Selling, general and administrative expenses	28,915	47,777	76,692
Depreciation and amortization expense	6,445	11,548	17,993
Impairment of intangibles	69,898	—	69,898

Total operating costs and expenses	137,280	135,936	273,216

Income (loss) from operations	(76,637)	4,360	(72,277)

Other income (expense):
Interest and investment income	710	300	1,010
Interest expense	(263)	(14,958)	(15,221)
Other income (expense)	(232)	113	(119)

	215	(14,545)	(14,330)

Loss before provision for income taxes	(76,422)	(10,185)	(86,607)

Income tax benefit	(2,167)	(3,777)	(5,944)

Loss before minority interest	(74,255)	(6,408)	(80,663)

Minority interest	—	(157)	(157)

Net loss	$(74,255)	$(6,565)	$(80,820)

See accompanying notes to Pro Forma Combined Condensed Consolidated Financial Statements

Notes to Pro Forma Combined Condensed Consolidated Financial Statements

(Unaudited)

Pro Forma Combined Condensed Consolidated Balance Sheet as of December 31, 2007:

(1)	Purchase allocation. The acquisition of OSI will be accounted for using the purchase method in accordance with SFAS 141. The total estimated consideration as shown in the table below has been allocated based on management’s preliminary estimate of the fair value of the assets acquired and liabilities assumed. The valuation, including appraisals by certain outside firms, will be finalized during 2008. The final valuation may be materially different from the preliminary allocation presented below. The preliminary allocation of the estimated consideration paid for the OSI acquisition is as follows (dollars in thousands):

OSI historical net assets	$26,165
Plus:
Long-term debt repaid upon acquisition	108,436
Redeemable preferred stock	18,385

Less:
OSI deferred financing fees	(2,395)
OSI goodwill	(74,481)
OSI trade names	(6,469)
OSI customer relationships and other intangibles	(10,055)

Net tangible assets acquired	59,586
Acquisition related adjustments:
Record fair value of goodwill (see note 3)	197,025
Record fair value of trade names (see note 3)	8,303
Record fair value of customer relationships (see note 3)	107,560
Record fair value of non-compete agreements (see note 3)	747
Accrued acquisition costs (see note 6)	(18,129)
Deferred income taxes from intangibles (see note 7)	(30,092)

Consideration paid	$325,000

(2)	Cash. Gives effect to cash received from term B borrowings in addition to the amount required for the OSI purchase price, which is to be used to fund acquisition related expenses.

(3)	Intangible assets. Gives effect to the elimination of existing goodwill, trade names, and customer relationships and other intangible assets of $74.5 million, $6.5 million and $10.0 million, respectively, and the recognition of new goodwill, trade names, customer relationships, and non-compete agreements at their fair values of $197.0 million, $8.3 million, $107.6 million and $747,000, respectively. Trade names, customer relationships and non-compete agreements are amortized on a straight-line basis over their preliminary estimated useful lives which management estimates to be five, seven and two years, respectively.

(4)	Deferred financing fees. Gives effect to: (i) the elimination of deferred financing fees of $2.4 million related to OSI’s existing credit facility; and (ii) recognition of deferred financing fees related to the add-on term B borrowings made to finance a portion of the OSI purchase price.

(5)	Long-term debt. Gives effect to: (i) the repayment of $108.4 million of loans outstanding under OSI existing credit facility; and (ii) borrowings under the new add-on to our term B credit facility of $139.0 million ($1.4 million of which represents current portion).

(6)

Accrued acquisition costs. Gives effect to the accrual of: (i) $1.5 million of professional fees and other expenses related to the OSI acquisition; (ii) $14.6 million of termination costs relating to certain redundant

OSI personnel scheduled to be eliminated shortly after the completion of the OSI acquisition; and (iii) $2.0 million of certain future rental obligations attributable to facilities which are scheduled to be closed shortly after the completion of the OSI acquisition.

(7)	Deferred income taxes. Gives effect to the recognition of deferred tax liabilities from the new intangible assets acquired as part of OSI based on an effective tax rate of 35.0 percent.

(8)	Mandatorily redeemable preferred stock. Gives effect to the elimination of OSI’s redeemable preferred stock.

(9)	Shareholders’ equity. Gives effect to: (i) the elimination of OSI’s existing common stock, additional paid-in capital and accumulated deficit; and (ii) the issuance of 802,262 shares of our preferred stock, 37,738 shares of our class L common stock, and 1,012,262 shares of our class A common stock with a combined value of $210.0 million to finance a portion of the purchase price of OSI.

Pro Forma Combined Condensed Consolidated Statement of Operations for the Year Ended December 31, 2007:

(10)	Represents the historical results of operations of SST from January 1, 2007 to December 31, 2007.

(11)	Represents the historical results of operations of OSI from January 1, 2007 to December 31, 2007.

(12)	Amortization expense. Gives effect to the elimination of amortization expense of $2.7 million on existing customer relationships and an impairment of intangibles of $10.9 million, and the addition of amortization expense of $17.4 million based on the estimated fair market value of the new trade names, customer relationships and non-compete agreements from the OSI acquisition, which are amortized on a straight-line basis over their preliminary estimated useful lives which management estimates to be five, seven and two years, respectively.

(13)	Interest expense. Gives effect to the following adjustments assuming the OSI acquisition had occurred on January 1, 2007 (dollars in thousands):

Eliminate interest expense for OSI existing credit facility	$(15,906)
Record estimated interest expense for new term B debt	13,094
Record estimated increase in interest expense for existing term B debt	5,783
Estimated amortization of new deferred financing fees	1,451

Total adjustment to interest expense	$4,422

The interest rates on the existing term B borrowings were increased to the London Interbank Offered Rate, referred to as LIBOR, plus 4.25%, from LIBOR plus 3.00% to match the rates on the new term B borrowings. LIBOR for 2007 was estimated at 5.17%. Deferred financing fees are expected to be amortized over the term of the term B credit facility.

(14)	Other expense. The elimination of OSI’s redeemable preferred stock dividends.

(15)	Income taxes. Adjusts the income tax expense using NCO’s 2007 effective tax rate of 36.5 percent assuming the Acquisition occurred on January 1, 2007.

Pro Forma Combined Condensed Consolidated Statement of Operations for the Period from November 15, 2006 through December 31, 2006:

(16)	Represents the historical results of operations of SST for the period from November 15, 2006 to December 31, 2006. On November 15, 2006, NCO completed its going-private transaction resulting in the common control of NCO and SST by JPM.

Pro Forma Combined Condensed Consolidated Statement of Operations for the Year Ended December 31, 2006:

(17)	Represents the historical results of operations of NCO for the period from November 15, 2006 through December 31, 2006. On November 15, 2006, NCO completed its going-private transaction resulting in the common control of SST and NCO by JPM.